UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	75-2679109
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:    ☐

Securities Act registration statement file number to which this form relates: 333-183200

Securities to be registered pursuant to Section 12(b) of the Act.:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.50% Subordinated Notes due 2042	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Each Class)

Texas Capital Bancshares, Inc. (the “Company”) filed with the Commission on September 18, 2012 pursuant to Rule 424(b)(5) under the Securities Act of 1933 the prospectus supplement dated September 18, 2012 (the “Prospectus Supplement”) to the prospectus dated May 16, 2012 (the “Prospectus”) relating to the offering of its Subordinated Notes due 2042. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 5 through 14 of the Prospectus and “Description of the Notes” on pages S-11 through S-15 of the Prospectus Supplement.

Item 2.	Exhibits.

*4.1	Indenture, dated as of September 21, 2012, between Texas Capital Bancshares, Inc., as Issuer, and U.S. Bank National Association, as Trustee.

*4.2	Form of the Company’s Subordinated Notes due 2042.

*	Incorporated by reference to the Company’s Current Report on Form 8-K dated September 20, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 21, 2012

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ Peter Bartholow
Name:	Peter Bartholow
Title	Chief Financial Officer

[Signature Page to Form 8-A]

EXHIBIT INDEX

Exhibit Number
*4.1	Indenture, dated as of September 21, 2012, between Texas Capital Bancshares, Inc., as Issuer, and U.S. Bank National Association, as Trustee.
*4.2	Form of the Company’s Subordinated Notes due 2042.

*	Incorporated by reference to the Company’s Current Report on Form 8-K dated September 20, 2012.